Exhibit 99.1 NEWS RELEASE Contact: Gastar Exploration Ltd. J. Russell Porter, Chief Executive Officer 713-739-1800 / rporter@gastar.com
FOR IMMEDIATE RELEASE	Investor Relations Counsel: Lisa Elliott / Anne Pearson DRG&E: 713-529-6600 lelliott@drg-e.com / apearson@drg-e.com

GASTAR EXPLORATION REPORTS THIRD QUARTER 2009
FINANCIAL AND OPERATIONAL RESULTS

Recorded gain on sale of $127.6 million

HOUSTON, November 5, 2009 – Gastar Exploration Ltd. (NYSE Amex: GST) today reported financial and operational results for the three months and nine months ended September 30, 2009.  Please note that all common share and per share amounts reported in this earnings release reflect the 1-for-5 common share reverse split, which occurred on August 3, 2009.

Financial Results

Net income for the third quarter of 2009 was $112.3 million, or $2.29 per diluted share, and contained several special items, including a $127.6 million gain on the sale of the Company’s Australian assets, a foreign transaction gain of $7.6 million related to the sale of the Australian assets, early debt extinguishment expense of $15.9 million, a $3.3 million unrealized natural gas hedging loss and a $495,000 non-cash warrant derivative loss.  For the third quarter of 2008, net income was $3.0 million, or $0.07 per diluted share, including a $3.4 million unrealized natural gas hedging gain.  Excluding the special items, as described above for both periods, the Company would have recorded a net loss of $3.2 million, or $0.07 per share, for the third quarter of 2009, versus a net loss of $426,000, or $0.01 per share, for the third quarter of 2008.

Net cash flow from operations for the third quarter of 2009 was a deficit of $2.7 million, down from $16.8 million of positive cash flow for the third quarter of 2008.  Our cash flow from operations before working capital changes for the third quarter of 2009 was a deficit of $1.1 million, compared to $7.0 million of positive cash flow in the third quarter of 2008.

Excluding the unrealized natural gas hedging loss, natural gas and oil revenues in the third quarter of 2009 decreased 39% to $7.6 million from revenues reported in the third quarter of 2008.  This decrease was due to a 48% decline in realized natural gas prices, partially offset by a 16% increase in production volumes, primarily in East Texas.   Average daily production for the third quarter of 2009 was 23.3 MMcfe, compared to 20.2 MMcfe for the third quarter of 2008 and 25.6 MMcfe for the second quarter of 2009.  During the latest quarter, we elected to curtail our East Texas production by approximately 1.9 MMcf per day due to low natural gas prices.  Due to recent improvements in natural gas prices, in late October, we discontinued production curtailments and returned our contracted rig to drilling in East Texas.

During the three months ended September 30, 2009, approximately 81% of our natural gas production was hedged.  The realized effect of this hedging program was an increase of $2.2 million in revenues, reflecting an increase in total price received from $2.46 per Mcf to $3.50 per Mcf.  The realized effect of hedging in the third quarter of 2008 was a decrease of $569,000 in revenues, reflecting a decrease in total price received from $6.98 per Mcf to $6.67 per Mcf.   The unrealized non-cash effect of our hedging program was a loss of $3.3 million for the third quarter of 2009 and a gain of $3.4 million for the third quarter of 2008.

Lease operating expense (LOE) was $1.8 million in the third quarter of 2009, compared to $1.9 million in the third quarter of 2008 and $1.4 million in the second quarter of 2009.  LOE per Mcfe decreased 20% to $0.82 in the third quarter, compared to $1.03 per Mcfe during the third quarter of last year.  Excluding workover expense and other non-recurring costs, our lease operating expenses were $0.66 per Mcfe for the third quarter of 2009 compared to $0.95 per Mcfe for the same period in 2008.  The decrease in the rate per Mcfe was primarily due to higher current quarter production volumes and a decrease in property taxes of $0.06 per Mcfe, due to lower natural gas prices.

Operations Review and Update

As previously reported, we completed the sale of our Australian assets in July 2009 and, to date, have received approximately $231.0 million (AU$298.0 million), excluding taxes and transaction expenses, of the aggregate purchase price of $232.6 million (AU$300.0 million).  We are scheduled to receive the remaining approximate $1.6 million (AU$2.0 million) upon receipt of certain government approvals.  We may be paid, assuming current foreign exchange rates, an additional approximate $17.5 million (AU$20.0 million) pre-tax in early 2010 if certain gross reserve certification targets for the PEL 238 coalbed methane project are achieved.  The sale agreement also acknowledges the retention of our right to future cash payments of up to $10.0 million pursuant to a pre-existing farm-in agreement in the event that certain production thresholds are reached on PEL 238.  Neither the gross reserve certification target receivable nor the production threshold receivables were accrued as of September 30, 2009, as the probability of earning the receivables was not determinable.

In East Texas, net production for the third quarter of 2009 from the Hilltop area averaged 20.0 MMcfe per day, down from 22.0 MMcfe per day in the second quarter of 2009, but up from 14.5 MMcfe per day in the third quarter of 2008.  The 38% year-over-year increase in volumes is due to the production from three wells completed, eight wells recompleted and limited workover operations over the 12-month period.  The sequential decline is due to the curtailment of approximately 1.9 MMcf per day due to low natural gas prices and natural decline as a result of no new wells being drilled during the period.

Capital expenditures for the third quarter of 2009 in East Texas were $1.9 million, which was primarily related to recompletion activities.  In late October, we resumed our drilling program in East Texas with the spudding of the Donelson #4 well, an approximate 19,000-foot lower Bossier test.  We expect this well will take approximately three months to drill.  For the remainder of 2009 and fiscal year 2010, we are planning three additional lower Bossier exploratory wells and up to 11 recompletions in East Texas.

In October 2009, we commenced drilling our first vertical Marcellus Shale well, the Yoho #1, in West Virginia.  The well was drilled to a depth of 6,600 feet and is waiting on fracture simulation and flow testing, which is scheduled to be completed during the first half of November.  We are currently seeking pipeline capacity for the well’s anticipated production but do not expect any sales until at least mid-2010.  For the remainder of 2009 and fiscal year 2010, we currently anticipate that we will drill at least five additional vertical Marcellus wells. We plan on generating a development plan utilizing horizontal drilling based on the results of our initial vertical wells.

In the third quarter, we drilled five shallow vertical wells in Appalachia and now have a total of 15 shallow wells in the area.  Currently, eight are on production, and the remaining wells are scheduled to be on production in the next 75 days.  This shallow well drilling program continues to be conducted to hold certain leases by production.  We plan to drill up to 15 additional shallow wells by the end of 2010.  For the three months ended September 30, 2009, net production from the Appalachia area averaged approximately 0.4 MMcfe per day.

Our current acreage position in the Marcellus Shale play in West Virginia and Pennsylvania is approximately 39,300 gross (35,800 net) acres, of which the majority is considered to be in the core, over-pressured area of the Marcellus play in close proximity to wells being drilled by other operators.

Liquidity and Capital Budget

On July 13, 2009, we used proceeds from the sale of our Australian assets to repay the $13.0 million outstanding under our secured revolving credit facility and $27.5 million to repay in full our term loan.  On August 7, 2009, we repurchased all of our outstanding $100.0 million 12¾% senior secured notes at a price of 106.375% of par, plus accrued and unpaid interest, in accordance with the terms of the governing indenture by tendering payment of $108.7 million to the noteholders.  During the third quarter, we also repaid, at par, $10.3 million of our convertible subordinated debentures and the remaining $300,000 of our subordinated unsecured note payable.

At September 30, 2009, the Company had cash and cash equivalents of $27.6 million and a net working capital deficit of approximately $18.2 million.  The working capital deficit is primarily the result of $19.7 million of convertible subordinated debentures scheduled to mature on November 20, 2009 being classified as current portion of long-term debt.  On October 28, 2009, we executed an amended and restated revolving credit facility with an available borrowing base of $47.5 million, of which only a $100,000 letter of credit is outstanding.  The revolving credit agreement is scheduled to mature on January 2, 2013.  The revolving credit facility has no monthly amortization and is subject to standard semi-annual redeterminations.  We have sufficient cash and, if necessary, revolving credit capacity to repay the convertible subordinated debentures and not interrupt our planned exploration and development activities in East Texas and Appalachia.

Planned capital expenditures for our properties for the remainder of 2009 and 2010 are expected to be approximately $66.2 million, consisting of $37.8 million in East Texas, $24.6 million in the Marcellus Shale, $1.4 million in the Powder River Basin, and an additional $2.4 million for capitalized interest and other costs. We plan on funding this capital activity primarily through existing cash balances and internally generated cash flows from operating activities and, if necessary, short term access to availability under our revolving credit facility.

J. Russell Porter, Gastar's Chairman, President and CEO, stated, “After transforming our balance sheet through the sale of our Australian assets and eliminating essentially all of our outstanding debt, Gastar is moving forward with the exploitation of our existing assets and is positioned to evaluate new opportunities.  We have resumed drilling in the deep Bossier play and are encouraged with the preliminary results from our first vertical Marcellus Shale well.  We operate practically 100% of the projects within our 2010 capital budget and thus can respond quickly to changing market conditions and opportunities. With our new revolving credit facility and cash on hand, we have the financial strength and flexibility to carry out our planned activities and build value for our shareholders.”

Gastar Exploration Conference Call

Gastar Exploration’s management team will hold a conference call on Friday, November 6, 2009, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time), to discuss these results.  To participate in the call, dial 480-629-9821 at least 10 minutes prior to the scheduled time and ask for the Gastar Exploration conference call.  A replay will be available approximately two hours after the call ends and will be accessible until November 13, 2009.  To access the replay, dial (303) 590-3030 and enter the pass code 4176077#.

The call will also be webcast live over the Internet at www.gastar.com.  To listen to the live call on the Internet, please visit Gastar’s website at least 10 minutes prior to the scheduled time to register and download any necessary audio software.  An archive will be available on Gastar’s website shortly after the call.  For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.

About Gastar Exploration

Gastar Exploration Ltd. is an independent energy and production company focused on finding and developing natural gas assets in North America.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk shale resource and coal bed methane development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s coal bed methane activities are conducted within the Powder River Basin of Wyoming and Montana.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may”, “expects”, “projects”, “anticipates”, “plans”, “believes”, “estimate”, “will”, “should”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risk inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relegating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

The NYSE Amex LLC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

 - Financial Tables Follow -

GASTAR EXPLORATION LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
	(in thousands, except share and per share data)

REVENUES:
Natural gas and oil revenues	$7,553	$12,465	$32,976	$45,195
Unrealized natural gas hedge gain (loss)	(3,290)	3,432	(7,912)	1,506
Total revenues	4,263	15,897	25,064	46,701

EXPENSES:
Production taxes	76	340	325	1,083
Lease operating expenses	1,759	1,919	5,085	5,869
Transportation and treating	172	518	990	1,475
Depreciation, depletion and amortization	2,954	6,067	14,314	18,366
Impairment of natural gas and oil properties	-	-	68,729	-
Accretion of asset retirement obligation	90	86	265	250
General and administrative expense	5,156	3,190	11,601	11,529
Total expenses	10,207	12,120	101,309	38,572

INCOME (LOSS) FROM OPERATIONS	(5,944)	3,777	(76,245)	8,129

OTHER (EXPENSES) INCOME:
Interest expense	(1,031)	(913)	(3,330)	(4,898)
Early extinguishment of debt	(15,902)	-	(15,902)	-
Investment income and other	499	163	522	1,467
Gain on sale of assets, net of taxes of $65,776	127,600	-	127,600	-
Warrant derivative loss	(495)	-	(495)	-
Foreign transaction gain (loss)	7,563	(21)	7,560	(59)

INCOME BEFORE INCOME TAXES	112,290	3,006	39,710	4,639
Provision for income taxes	-	-	-	-

NET INCOME	$112,290	$3,006	$39,710	$4,639

NET INCOME PER SHARE:
Basic	$2.29	$0.07	$0.88	$0.11
Diluted	$2.29	$0.07	$0.88	$0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48,990,509	41,419,714	45,126,907	41,419,714
Diluted	49,107,492	41,419,714	45,243,890	41,419,714

GASTAR EXPLORATION LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,618	$6,153
Term deposit	52,374	-
Accounts receivable, net of allowance for doubtful accounts of $607 and $560, respectively	5,251	5,296
Commodity derivative contracts	1,605	9,829
Due from related parties	253	2,382
Prepaid expenses	323	879
Total current assets	87,424	24,539
PROPERTY, PLANT AND EQUIPMENT:
Natural gas and oil properties, full cost method of accounting:
Unproved properties, not being amortized	126,971	141,860
Proved properties	329,912	309,103
Total natural gas and oil properties	456,883	450,963
Furniture and equipment	855	997
Total property, plant and equipment	457,738	451,960
Accumulated depreciation, depletion and amortization	(281,872)	(199,433)
Total property, plant and equipment, net	175,866	252,527
OTHER ASSETS:
Restricted cash	70	70
Commodity derivative contracts	1,341	-
Deferred charges, net	112	6,849
Drilling advances	594	4,352
Other	100	100
Total other assets	2,217	11,371
TOTAL ASSETS	$265,507	$288,437
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,351	$14,256
Revenue payable	3,533	5,005
Accrued interest	263	1,505
Accrued drilling and operating costs	1,872	2,915
Commodity derivative contracts	2,411	1,121
Other accrued liabilities	2,425	3,131
Due to related parties	2,218	2,143
Current portion of long-term debt	19,695	151,684
Accrued taxes payable	69,832	-
Total current liabilities	105,600	181,760
LONG-TERM LIABILITIES:
Long-term debt	-	-
Commodity derivative contracts	2,198	-
Warrant derivative	495	-
Asset retirement obligation	5,584	5,095
Total long-term liabilities	8,277	5,095
COMMITMENTS AND CONTINGENCIES (Note 14)
SHAREHOLDERS' EQUITY:
Common stock, no par value, unlimited shares authorized, 50,030,819 and
41,926,494 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	263,809	249,980
Additional paid-in capital	25,390	22,883
Accumulated other comprehensive gain – fair value of commodity hedging	448	2,629
Accumulated other comprehensive gain – foreign exchange	(3,798)	19
Accumulated deficit	(134,219)	(173,929)
Total shareholders’ equity	151,630	101,582
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$265,507	$288,437

GASTAR EXPLORATION LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months
	Ended September 30,
	2009	2008
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,710	$4,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	14,314	18,366
Impairment of natural gas and oil properties	68,729	-
Stock-based compensation	2,767	2,442
Unrealized natural gas hedge loss (income)	7,912	(1,506)
Realized gain on derivative contracts	(424)	-
Amortization of other comprehensive income – commodity hedging	(2,181)	-
Amortization of deferred financing costs and debt discount	1,635	1,461
Accretion of asset retirement obligation	265	250
Loss on early extinguishment of debt	7,027	-
Gain on sale of assets	(127,600)	-
Warrant derivative loss	495	-
Changes in operating assets and liabilities:
Restricted cash for hedging program	-	1,000
Accounts receivable	5,473	(1,452)
Commodity derivative contracts	2,889	-
Prepaid expenses	497	444
Accounts payable and accrued liabilities	(8,821)	15,438
Net cash provided by operating activities	12,687	41,082

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchases of natural gas and oil properties	(40,868)	(109,102)
Drilling advances	(7,122)	(3,203)
Proceeds from sale of natural gas and oil properties	229,541	-
Purchase of furniture and equipment	(15)	(217)
Purchase of term deposit	(52,374)	-
Net cash provided by (used in) investing activities	129,162	(112,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common shares	13,829	-
Repayment of 12¾% senior secured notes	(100,000)	-
Repayment of term loan	(25,000)	-
Repayment of revolving credit facility	(18,875)	-
Repayment of convertible senior unsecured subordinated debentures	(10,305)	-
Repayment of subordinated unsecured notes	(3,250)	-
Proceeds from term loan	25,000	-
Decrease in restricted cash	-	3
Deferred financing charges	(1,485)	(343)
Other	(298)	-
Net cash used in financing activities	(120,384)	(340)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,465	(71,780)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,153	85,854
CASH AND CASH EQUIVALENTS, END OF PERIOD	$27,618	$14,074

PRODUCTION AND PRICES

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Production:
Natural gas (MMcf)	2,139	1,849	7,155	6,291
Oil (MBbl)	1	1	3	4
Total (MMcfe)	2,145	1,856	7,175	6,315

Total (MMcfed)	23.3	20.2	26.3	23.0

Average sales prices:
Natural gas (per Mcf), including impact of realized hedging activities	$3.50	$6.67	$4.58	$7.12
Oil (per Bbl)	$61.97	$111.49	$51.29	$104.58

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